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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

       We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (Registration No. 333-40302) of Pride International, Inc. of our report dated March 26, 2001 relating to the financial statements, which appear in Pride International, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the headings "Experts" and "Independent Accountants" in such Registration Statement.


                                                PricewaterhouseCoopers LLP

Houston, Texas
December 21, 2001